JPMorgan China Region Fund, Inc.

J.P.Morgan Asset Management

Benchmark^

80 % MSCI Golden Dragon Index (Net)
20 % CSI 300 Index (Net)

Investment objective

Long term capital appreciation through investments primarily in equity securities of companies with substantial assets in, or revenues derived from, the People's Republic of China, Hong Kong, Taiwan and Macau.

Fund statistics

Fund manager	**Emerson Yip**
Listed	New York Stock Exchange
Net Assets (as at 31/10/16)	USD 119.33m
Launch date	16th July 1992
Dividends (Ex-dividend date)	USD 0.3446 (7 December 2016)
Actual Leverage[B]	**6.2%**

Performance data

(as at 31/10/16)



400
350
300
250
200
150
100
50
0
10/96
10/98
10/00
10/02
10/04
10/06
10/08
10/10
10/12
10/14
10/16
Share price
Net asset value
Benchmark^

Cumulative performance (as at 31/10/16)

%	1 mth	3 mths	2016 YTD	1 year	3 year	5 year	10 years
Share price	**-4.5**	**0.8**	**7.4**	**10.0**	**18.1**	**47.7**	**96.9**
Net asset value	**-2.3**	**4.5**	**5.5**	**3.9**	**15.9**	**41.9**	**78.8**
Benchmark^	-0.6	5.8	6.4	3.5	17.5	39.0	84.7

Rolling 12 month performance (as at 31/10/16)

%	2016/2015	2015/2014	2014/2013	2013/2012	2012/2011
Share price	**10.0**	**1.6**	**5.7**	**18.1**	**5.9**
Net asset value	**3.9**	**6.2**	**5.2**	**17.7**	**4.0**
Benchmark^	3.5	4.7	8.5	12.8	4.9

Past performance is no guarantee of future results. Investment returns and principal value will fluctuate and shares, when sold, may be worth more or less than original cost. Current performance may be lower or higher than the performance data quoted. All return data includes investment management fees, administrative and custodial charges, bank loan expenses and assumes the reinvestment of all distributions. Returns for periods less than one year are not annualized.

Market capitalization breakdown

(as at 31/10/16)

(Large Cap > USD 2bn, Mid Cap USD 500m - USD 2bn, Small Cap < USD 500m)



100
80
60
40
20
0
95.0
97.1
5.0
2.9
0.0
0.0
Fund
Bmark
Fund
Bmark
Fund
Bmark
Large Cap
63 Stocks
Mid Cap
8 Stocks
Small Cap
0 Stocks

Total number of stocks in the Fund's portfolio: 71

Top 10 holdings

(as at 31/10/16)

Holding	**Fund %**	**Benchmark^ weight**
Tencent Holdings	7.0	6.0
Taiwan Semiconductor Manufacturing	7.0	5.6
Alibaba Group Holding	4.8	3.9
China Construction Bank*	4.4	2.6
AIA Group	3.8	3.1
China Merchants Bank*	3.4	1.9
Ping An Insurance*	3.4	0.8
CNOOC	2.3	0.9
Cheung Kong Property Holdings	2.1	0.8
Hong Kong Exchanges & Clearing	2.1	0.3
Sub-Total	40.3	25.9

* Denotes China A-share holding

Sector

(as at 31/10/16)

Fund %		Active %
31.4%	Financials	-3.2%
28.4%	Information Technology	0.2%
12.3%	Consumer Discretionary	4.2%
8.7%	Industrials	0.5%
3.0%	Health Care	0.8%
2.8%	Utilities	-1.3%
2.7%	Consumer Staples	-0.3%
2.3%	Energy	-1.1%
1.9%	Telecommunication Services	-2.8%
0.9%	Materials	-2.6%
5.6%	Liquidity	5.6%
100.0%	Total	

^ On 01/03/01 the benchmark of the Fund was changed from 25% TWII, 20% BNPPCI, 50% MSCI HK, 5% HSBC to MSCI Golden Dragon Index (Total). On 13/04/12 the benchmark was changed to 80% MSCI Golden Dragon Index, 20% CSI 300 Index. On 01/10/13 the Fund's benchmark was changed to a net, rather than gross, basis.

Formerly JF China Region Fund, Inc., the Fund name was changed on 06/12/13.

B Actual leverage represents the excess amount above shareholders' funds of total assets less cash/cash equivalents, expressed as a percentage of shareholders' funds. If the amount calculated is negative, this represents a net cash position.

Fund information

Share price	USD 16.46
NAV per share	USD 18.51
	Discount (-) / Premium
Current	-11.1%
Shares in issue	6,447,637

Fund code

Bloomberg	JFC US
ISIN	US46614T1079
Sedol	2471392

Portfolio

(as at 31/10/16)

Fund %		Active %
19.8%	China - 'A' Shares	-0.2%
17.9%	Hong Kong	1.4%
14.3%	Taiwan	-5.7%
12.4%	China - Hong Kong 'P Chip'	3.2%
11.8%	China - Hong Kong 'H'	-4.7%
10.8%	China - Hong Kong 'Red Chip'	2.6%
7.4%	China - Others	-2.1%
0.0%	China - 'B' Shares	-0.1%
5.6%	Net Liquidity	5.6%
100.0%	Total	

Portfolio review

(as at 31/10/16)

Greater China markets corrected in a holiday-shortened trading month. Dozens of Chinese cities announced residential property tightening measures in response to feverish price increases while expectations of U.S. rate increases built. The MSCI Taiwan Index outperformed, led by commodity equities on rising earnings expectations. The MSCI Hong Kong and China Index both fell, the former despite strong local property sales (as the currency effect outweighed the potential for rising rates) and the latter due to property curbs, a weakening of the currency and mixed corporate earnings results. Bottom up industrial indicators remained healthy in China.

Market outlook

(as at 31/10/16)

With administrative property curbs being implemented across China and a probable expiry of tax cuts for smaller engine passenger vehicles, the government continues to edge towards a neutral fiscal policy stance. The only exception is continued approval of private-public partnership infrastructure projects. However, liquidity remains abundant in China and with Shenzhen-Hong Kong Connect due to begin by year-end, the potential for the end of the onshore equity correction is growing. We continue to expect a managed deceleration of the industrial economy and for moderate reform to be a priority for authorities. The Fund's principal growth strategy remains unchanged.

Further information

Investment Adviser: JF International Management Inc.
Website: www.jpmchinaregionfund.com
Administration: Lucy Dina +44 (0)20 7742 3735

Full portfolio holdings

(as at 31/10/16)

Holding	Values Sum of Traded Market Value (Base)	Sum of Weight
Financials	**42,184,956**	**31.4**
CHINA CONSTRUCTION BANK CORP COMMON STOCK HKD 1	5,844,382	4.4
AIA GROUP LTD COMMON STOCK HKD 0	5,106,092	3.8
CHINA MERCHANTS BANK CO LTD COMMON STOCK HKD 1	4,614,396	3.4
PING AN INSURANCE GROUP CO OF CHINA LTD COMMON	4,606,379	3.4
CHEUNG KONG PROPERTY HOLDINGS LTD COMMON STOCK HKD	2,840,814	2.1
HONG KONG EXCHANGES & CLEARING LTD COMMON STOCK	2,761,805	2.1
BOC HONG KONG HOLDINGS LTD COMMON STOCK HKD 0	2,128,695	1.6
SUN HUNG KAI PROPERTIES LTD COMMON STOCK HKD 0	2,030,649	1.5
POLY REAL ESTATE GROUP CO LTD COMMON STOCK CNY 1	1,842,825	1.4
E.SUN FINANCIAL HOLDING CO LTD COMMON STOCK TWD 10	1,799,019	1.3
WHARF HOLDINGS LTD/THE COMMON STOCK HKD 0	1,270,406	0.9
CHINA TAIPING INSURANCE HOLDINGS CO LTD COMMON	1,191,748	0.9
DAH SING BANKING GROUP LTD COMMON STOCK HKD 0	1,171,637	0.9
CHINA RESOURCES LAND LTD COMMON STOCK HKD 0.1	1,002,467	0.7
HUATAI SECURITIES CO LTD COMMON STOCK CNY 1	991,964	0.7
PICC PROPERTY & CASUALTY CO LTD COMMON STOCK HKD 1	897,195	0.7
INDUSTRIAL BANK CO LTD COMMON STOCK CNY 1	881,889	0.7
POSTAL SAVINGS BANK OF CHINA CO LTD COMMON STOCK	721,341	0.5
CHINA LIFE INSURANCE CO LTD/TAIWAN COMMON STOCK	481,253	0.4
Information Technology	**38,091,386**	**28.4**
TENCENT HOLDINGS LTD COMMON STOCK HKD 0.00002	9,462,679	7.0
TAIWAN SEMICONDUCTOR MANUFACTURING CO LTD COMMON	9,414,141	7.0
ALIBABA GROUP HOLDING LTD ADR USD 0.000025	6,436,977	4.8
LARGAN PRECISION CO LTD COMMON STOCK TWD 10	2,485,463	1.9
AAC TECHNOLOGIES HOLDINGS INC COMMON STOCK HKD	2,218,411	1.7
WANGSU SCIENCE & TECHNOLOGY CO LTD COMMON STOCK	1,813,665	1.3
HANGZHOU HIKVISION DIGITAL TECHNOLOGY CO LTD	1,552,579	1.2
ADVANCED SEMICONDUCTOR ENGINEERING INC COMMON	1,415,228	1.1
GOERTEK INC COMMON STOCK CNY 1	1,065,318	0.8
SILICON MOTION TECHNOLOGY CORP ADR USD 0.01	942,355	0.7
WISTRON NEWEB CORP COMMON STOCK TWD 10	682,922	0.5
HIMAX TECHNOLOGIES INC ADR USD 0.6	601,648	0.4
Consumer Discretionary	**16,482,652**	**12.3**
WYNN MACAU LTD COMMON STOCK HKD 0.001	1,754,109	1.3
NEXTEER AUTOMOTIVE GROUP LTD COMMON STOCK HKD 0.1	1,591,861	1.2
JD.COM INC ADR USD 0.00002	1,515,480	1.1
CHINA CYTS TOURS HOLDING CO LTD COMMON STOCK CNY 1	1,141,056	0.9
HANGZHOU ROBAM APPLIANCES CO LTD COMMON STOCK CNY	1,119,697	0.8
TECHTRONIC INDUSTRIES CO LTD COMMON STOCK HKD 0	1,071,156	0.8
REGINA MIRACLE INTERNATIONAL HOLDINGS LTD COMMON	1,030,949	0.8
CHINA HARMONY NEW ENERGY AUTO HOLDING LTD COMMON	962,485	0.7
CHONGQING CHANGAN AUTOMOBILE CO LTD COMMON STOCK	915,914	0.7
MAN WAH HOLDINGS LTD COMMON STOCK HKD 0.4	891,408	0.7
CTRIP.COM INTERNATIONAL LTD ADR USD 0.01	860,925	0.6
IMAX CHINA HOLDING INC COMMON STOCK HKD 0.0001	839,947	0.6
ZHEJIANG HUACE FILM & TV CO LTD COMMON STOCK CNY 1	831,442	0.6
BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LTD COMMON	748,148	0.6
ALPHA GROUP COMMON STOCK CNY 1	670,875	0.5
PACIFIC TEXTILES HOLDINGS LTD COMMON STOCK HKD	537,200	0.4

Full portfolio holdings (cont'd)

Holding	Values Sum of Traded Market Value (Base)	Sum of Weight
Industrials	**11,692,740**	**8.7**
CK HUTCHISON HOLDINGS LTD COMMON STOCK HKD 1	2,028,973	1.5
HAN'S LASER TECHNOLOGY INDUSTRY GROUP CO LTD	1,326,798	1.0
CHINA EVERBRIGHT INTERNATIONAL LTD COMMON STOCK	1,286,679	0.9
BEIJING ORIGINWATER TECHNOLOGY CO LTD COMMON STOCK	1,157,400	0.9
CHINA CONCH VENTURE HOLDINGS LTD COMMON STOCK HKD	984,360	0.7
SPRING AIRLINES CO LTD COMMON STOCK CNY 1	947,885	0.7
BOC AVIATION LTD COMMON STOCK HKD	884,569	0.7
LUXSHARE PRECISION INDUSTRY CO LTD COMMON STOCK	859,876	0.6
SHUN TAK HOLDINGS LTD COMMON STOCK HKD 0	762,128	0.6
AVIC AVIATION ENGINE CORP PLC COMMON STOCK CNY 1	618,248	0.5
GUOXUAN HIGH-TECH CO LTD COMMON STOCK CNY 1	552,366	0.4
ZTO EXPRESS CAYMAN INC ADR USD 0.001	283,459	0.2
Liquidity	**7,586,608**	**5.6**
Net Liquidity	7,586,608	5.6
Health Care	**4,083,347**	**3.0**
PHOENIX HEALTHCARE GROUP CO LTD COMMON STOCK HKD	1,572,821	1.2
SINO BIOPHARMACEUTICAL LTD COMMON STOCK HKD 0.025	1,382,084	1.0
JIANGSU HENGRUI MEDICINE CO LTD COMMON STOCK CNY 1	1,128,443	0.8
Utilities	**3,697,155**	**2.8**
CHINA RESOURCES GAS GROUP LTD COMMON STOCK HKD 0.1	1,864,974	1.4
CGN POWER CO LTD COMMON STOCK HKD 1	1,162,872	0.9
BEIJING ENTERPRISES WATER GROUP LTD COMMON STOCK	669,309	0.5
Consumer Staples	**3,584,887**	**2.7**
PRESIDENT CHAIN STORE CORP COMMON STOCK TWD 10	1,420,898	1.1
KWEICHOW MOUTAI CO LTD COMMON STOCK CNY 1.0	1,389,047	1.0
WH GROUP LTD COMMON STOCK HKD 0.0001	774,941	0.6
Energy	**3,130,687**	**2.3**
CNOOC LTD COMMON STOCK HKD 0	3,130,687	2.3
Telecommunication Services	**2,576,973**	**1.9**
CHINA TELECOM CORP LTD COMMON STOCK HKD 1	2,576,973	1.9
Materials	**1,214,772**	**0.9**
KANGDE XIN COMPOSITE MATERIAL GROUP CO LTD COMMON	1,214,772	0.9
Grand Total	**134,326,163**	**100.0**

Source: J.P. Morgan, Reuters, Bloomberg

Benchmark Source: MSCI. The MSCI data is comprised of a custom index calculated by MSCI for, and as requested by, JPMAM (UK). The MSCI data is for internal use only and may not be redistributed or used in connection with creating or offering any securities, financial products or indices. Neither MSCI nor any other third party involved in or related to compiling, computing or creating the MSCI data (the "MSCI Parties") makes any express or implied warranties or representations with respect to such data (or the results to be obtained by the use thereof), and the MSCI Parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to such data. Without limiting any of the foregoing, in no event shall any of the MSCI Parties have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

All equity indices stated as 'Net' are calculated net of tax as per the standard published approach by the index vendor unless stated otherwise.

This material should not be relied on as including sufficient information to support an investment decision. US recipients of this information that wish to receive further information or effect transactions in the Fund's shares should contact JPM New York and not other brokers who may be listed in this report.

This document contains information concerning the performance of JF Investment Companies. It does not constitute or contain, and may not be used for the purposes of or in connection with, any offer or invitation or solicitation by or on behalf of any of the investment companies described herein to subscribe for or to purchase securities by anyone in any jurisdiction in which such offer, invitation or solicitation is not authorised, or to any person to whom it is unlawful to make such offer, invitation or solicitation. There is no assurance that the Fund will achieve its investment objective. You should remember that past performance is not a guide to the future. The price of investments and the income from them may fall as well as rise and you may not get back the full amount invested. All performance assumes reinvestment of all dividends and capital gain distributions. Total return based on share price reflects changes in market value. Total return based on net asset value reflects changes in the Fund's net asset value during each period. Shares of the Fund may trade above or below its net asset value. Current performance may be lower or higher than the performance data quoted. When a subscription involves a foreign exchange transaction, it may be subject to the fluctuations of currency values. Exchange rates may also cause the value of underlying overseas investments to go up or down. Investments in emerging markets may involve a higher element of risk due political and economic instability and underdeveloped markets and systems. Investments in smaller companies may involve a higher degree of risk as markets are usually more sensitive to price movements. Concentrating investments in the greater China region subjects the Fund to more volatility and greater risk of loss than geographically diverse funds. The views expressed herein are not to be taken as advice or a recommendation to buy or sell any investment.